UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 5, 2012

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (213) 488-0226
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On July 5, 2012, American Apparel, Inc. (the “Company”) issued a press release announcing preliminary sales for the month and quarter ended June 30, 2012. The press release is furnished herewith as Exhibit 99.1. Calculations of EBITDA appearing in Exhibit 99.1, and the reconciliation thereof to GAAP financial measures, were previously disclosed, with respect to guidance for 2012 and historical data for 2011 and 2010, as Table A of Exhibit 99.1 to the Form 8-K filed with the Securities and Exchange Commission on March 14, 2012, and, with respect to historical data for 2009 and 2008, as Table B of Exhibit 99.1 to the Form 8-K filed on March 25, 2010.
The financial measure referred to in Exhibit 99.1 as “Average Sales per Store on an Annualized Basis” is calculated therein by dividing gross retail sales during each of the months indicated by the number of stores operated by the Company during the corresponding month and multiplying by twelve. Management refers to Average Sales per Store on an Annualized Basis as a measure that is indicative of the year-over-year trend of Company sales. Average Sales per Store on an Annualized Basis is not necessarily indicative of actual twelve-month average sales per store and does not account for seasonal variation in sales performance or nonrecurring events.
The information in this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.
99.1 Press release, dated July 5, 2012, of American Apparel, Inc.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated:	July 5, 2012	By:	/s/ John J. Luttrell
			Name:	John J. Luttrell
			Title:	Chief Financial Officer